FOR IMMEDIATE RELEASE
Telephone: 609-561-9000
Media and Investor Relations Contact: Stephen Clark x 4260
e-mail: sclark@sjindustries.com
August 5, 2010

SJI Reports Robust Second Quarter 2010 Results
Reaffirms FY 2010 Guidance of 5% to 10% Growth in Economic Earnings per Share

Folsom, NJ – South Jersey Industries (NYSE: SJI) today announced  GAAP income from continuing operations for the second quarter of 2010 of $8.5 million, or $0.29 per share, as compared with income of $5.0 million, or $0.17 per share, for the second quarter of 2009. For the first six months of 2010, GAAP income from continuing operations was $40.1 million, or $1.34 per share, as compared with $36.7 million, or $1.23 per share, in the first six months of 2009.

On an Economic Earnings basis for the second quarter of 2010, SJI reported income from continuing operations of $7.2 million, or $0.24 per share, as compared with income of $4.6 million, or $0.15 per share, during the same period last year. Income from continuing operations on an Economic Earnings basis for the first six months of 2010 was $51.8 million, or $1.73 per share, a 7% increase as compared with $48.3 million, or $1.62 per share, for the same period last year.

“SJI’s solid year-to-date performance, combined with our expectations for the balance of 2010, positions us well to deliver results within our guidance range of 5% to 10% growth in Economic Earnings per Share,” stated SJI Chairman & CEO Edward J. Graham. “Previously announced energy projects, coupled with those projects in queue, the potential benefits of the utility rate case, and our passive investment in the Marcellus provide a strong foundation for growth during the remainder of 2010, 2011 and beyond,” continued Graham.

A reconciliation of Economic Earnings to net income for the second quarter and first six months of 2010 and 2009 is detailed below. The non-GAAP measure, Economic Earnings, makes adjustments to income from continuing operations. Please refer to the Explanation and Reconciliation of Non-GAAP Financial Measures at the end of this release for more information.

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SJI Earnings – Add 1	Three Months Ended June 30		Six Months Ended June 30
	2010	2009	2010	2009
	(In thousands except per share data)		(In thousands except per share data)

Income from Continuing Operations	$8,541	$5,031	$40,109	$36,653
(Minus)/Plus:
Unrealized Mark-to-Market (Gains)/Losses on Derivatives	(1,354)	(2,875)	12,383	7,666
Realized Losses/(Gains) on Inventory Injection Hedges	23	2,464	(672)	4,024
Economic Earnings	$7,210	$4,620	$51,820	$48,343

Earnings per Share from Continuing Operations	$0.29	$0.17	$1.34	$1.23
(Minus)/Plus:
Unrealized Mark-to-Market (Gains)/Losses on Derivatives	(0.05)	(0.10)	0.41	0.26
Realized Losses(Gains) on Inventory Injection Hedges	0.00	0.08	(0.02)	0.13
Economic Earnings per Share	$0.24	$0.15	$1.73	$1.62

Non-Utility Results: Our Non-utility businesses reported income from continuing operations on a GAAP basis of $5.4 million for the second quarter of 2010 compared with $2.1 million in the same period last year. For the first six months of 2010, income from continuing operations on a GAAP basis was $11.1 million, compared with $8.7 million for the same period in 2009. GAAP results are heavily affected by the impact of mark-to-market accounting rules on our retail and wholesale commodity marketing businesses.

On an Economic Earnings basis, non-utility operations contributed $4.0 million in the second quarter of 2010 as compared with $1.7 million last year. Second quarter 2010 results benefited from the initial impact of investment tax credits on eligible renewable energy projects in our Retail Energy business, offsetting lower asset trading margins in our Wholesale Energy business. For the six months ended June 30, 2010, non-utility income from continuing operations on an Economic Earnings basis was $22.8 million, compared with $20.4 million in 2009.

Results for our non-utility businesses are reported under two business categories: Wholesale Energy and Retail Energy. Wholesale Energy is comprised of South Jersey Resources Group, including our activities involving the Marcellus Shale. Retail Energy is comprised of Marina Energy, South Jersey Energy and the remaining non-utility businesses, all of which serve the end-user. Performance in these businesses was as follows:

•
Wholesale Energy –Economic Earnings for the second quarter 2010 reflected a loss of $0.2 million for this upstream business, as compared with income of $0.2 million in the second quarter of 2009. On a year-to-date basis, the wholesale energy business produced economic earnings of $16.2 million, unchanged as compared with the first half of 2009. The trading margins in our asset management business have continued to be thin as seasonal variations in natural gas prices and the value of transportation assets are not as robust as in prior years.

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SJI Earnings – Add 2

We continue to expand our marketing activities in the Marcellus. In the second quarter we actively marketed 626,000 dekatherms per day in total, with Marcellus gas accounting for 265,000 dekatherms per day. As one of the largest third party marketers in the Marcellus, we view marketing as a significant opportunity as it provides us with competitively priced gas to utilize for our own asset management business, as well as providing us with downstream arbitrage opportunities to earn margins commensurate with the services we provide. We recently signed two additional long-term, index-based contracts that, when they begin to flow, will add up to 80,000 dekatherms per day to our Marcellus marketing book. This brings the total number of long-term contracts to eight, with up to 535,000 dekatherms per day available in our Marcellus marketing book.

Regarding the development of gas production on our Marcellus Shale acreage, the leaseholder, SM Energy, has drilled two horizontal wells on our property in McKean County, PA and has begun work on a third well.  The first well was connected to the gathering system in May and is currently producing. The second well is expected to begin commercial production within the next two weeks.

The Marcellus Shale continues to be viewed as one of the largest potential sources of natural gas in the country. We anticipate that our share of the combined royalties and working interest ownership rights will reflect 10.25% of the value of gas produced on the property.

•
Retail Energy– Our downstream businesses added $4.2 million in Economic Earnings to SJI’s bottom line in the second quarter of 2010, compared with $1.6 million in the prior-year period. Second quarter results were driven by the initial recognition of a portion of investment tax credits associated with a number of renewable energy projects. Economic Earnings for the first half of 2010 were $6.6 million as compared with $4.2 million in the first six months of 2009.

Marina Energy recently announced a 15-year agreement to supply electricity from a new solar electric system to the Pleasantville, New Jersey Middle and High Schools. The four megawatt system, which will be one of the largest in southern New Jersey, will include over 17,000 solar modules that will produce about five million kilowatt hours of electricity annually.  Total electricity needs at the schools will be satisfied by the solar electric system.

Marina Energy will own and operate the solar electric system, which is anticipated to begin serving the high school in late 2010 and the middle school during the first quarter of 2011. The Pleasantville Board of Education will benefit from a reduced electricity rate over the 15-year period, realizing over $5 million in energy savings during the contract term.

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SJI Earnings – Add 3

Utility Business Performance: South Jersey Gas posted net income of $3.2 million for the second quarter of 2010 compared with income of $3.0 million in the second quarter of 2009. Net income for the first six months of 2010 was $29.0 million as compared with $28.0 million last year. Higher net margin was offset by higher depreciation, distribution and general operating expenses.

•
Regulatory Update – Work is progressing on the infrastructure projects covered under SJG’s Capital Investment Recovery Tracker approved by the New Jersey Board of Public Utilities in April 2009. SJG invested $60 million of infrastructure improvements under this program in 2009. In the second quarter of 2010, SJG invested an additional $8 million for a total of $25 million year-to-date, with $18 million more scheduled for the remainder of 2010. These infrastructure improvements, which will enhance the capacity, efficiency and reliability of service to customers, added just over $2 million to net income during the first half of 2010. This program will provide incremental net income contributions during the remainder of 2010 and 2011.

In January 2010, SJG filed a base rate case with the NJBPU. While we filed for an increase in base rates, when combined with the gas commodity cost reduction implemented through the BGSS rate that customers received in the third quarter of 2009, the impact on customers would be a decrease in rates from mid-2009 levels if the rate request is approved as filed. Settlement discussions are ongoing.

•
Customer Growth - South Jersey Gas added 3,985 customers during the 12-month period ended June 30, 2010, for a total of 344,752. We achieved this 1.2% increase in customers primarily through conversions to natural gas from other fuel sources. Our recent gas main extension project in Cape May County, which provides over 5,000 potential conversion customers, as well as aggressive marketing campaigns into other parts of our service area without natural gas service, have been well received. We added 1,335 conversion customers during the first half of 2010 and we anticipate adding over 3,000 customers via conversion in 2010. In addition, we are encouraged by what we see in the new construction market as both requests for new service and actual customer connections are up when compared with the prior year period.

SJI’s Balance Sheet Remains Strong: Our equity-to-capitalization ratio was 50% at June 30, 2010, as compared with 52% at the same point in 2009. Our goal remains for this ratio to average at least 50% annually.

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SJI Earnings – Add 4

Explanation and Reconciliation of Non-GAAP Financial Measures: This press release includes the non-generally accepted accounting principles (“non-GAAP”) financial measures of Economic Earnings, Economic Earnings per share, Non-Utility Economic Earnings, Wholesale Energy Economic Earnings, and Retail Energy Economic Earnings. The accompanying schedule provides a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with United States generally accepted accounting principles ("GAAP"). The non-GAAP financial measures should not be considered as an alternative to GAAP measures, such as net income, operating income, earnings per share from continuing operations or any other GAAP measure of liquidity or financial performance.

We define Economic Earnings as: Income from continuing operations, (1) less the change in unrealized gains and plus the change in unrealized losses, as applicable and in each case after tax, on all commodity derivative transactions and the ineffective portion of interest rate derivative transactions that we are marking to market, and (2) adjusting for realized gains and losses, as applicable and in each case after tax, on all hedges attributed to inventory transactions to align them with the related cost of inventory in the period of withdrawal. Economic Earnings is a significant performance metric used by our management to indicate the amount and timing of income from continuing operations that we expect to earn related to derivative transactions. Specifically, we believe that this financial measure indicates to investors the profitability of all portions of these transactions and not just the portion that is subject to mark-to-market valuation measurement. Considering only one side of the transaction can produce a false sense as to the profitability of our derivative activities, as no change in value is reflected for the non-derivative portion of the transaction.

The following table presents a reconciliation of our income from continuing operations and earnings per share from continuing operations to Economic Earnings and Economic Earnings per share:

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SJI Earnings – Add 5
	Three Months Ended June 30			Six Months Ended June 30
	2010		2009	2010	2009
	(In thousands except per share data)			(In thousands except per share data)

Income from Continuing Operations		$8,541	$5,031	$40,109	$36,653
(Minus)/Plus:
Unrealized Mark-to-Market (Gains)/Losses on Derivatives		(1,354)	(2,875)	12,383	7,666
Realized Losses/(Gains) on Inventory Injection Hedges		23	2,464	(672)	4,024
Economic Earnings		$7,210	$4,620	$51,820	$48,343

Earnings per Share from Continuing Operations		$0.29	$0.17	$1.34	$1.23
(Minus)/Plus:
Unrealized Mark-to-Market (Gains)/Losses on Derivatives		(0.05)	(0.10)	0.41	0.26
Realized Losses(Gains) on Inventory Injection Hedges		0.00	0.08	(0.02)	0.13
Economic Earnings per Share		$0.24	$0.15	$1.73	$1.62

	Three Months Ended June 30			Six Months Ended June 30
	2010		2009	2010	2009
	(In thousands except per share data)			(In thousands except per share data)

Non-Utility Income From Continuing Operations		$5,365	$2,123	$11,063	$8,700
(Minus)/Plus:
Unrealized Mark-to-Market (Gains)/Losses on Derivatives		(1,354)	(2,875)	12,383	7,666
Realized Losses/(Gains) on Inventory Injection Hedges		23	2,464	(672)	4,024
Non-Utility Economic Earnings		$4,034	$1,712	$22,774	$20,390

Wholesale Energy (Loss)/ Income From Continuing Operations	$	(5,490)	$5,033	$6,601	$11,173
(Minus)/Plus:
Unrealized Mark-to-Market (Gains)/Losses on Commodity Derivatives		5,311	(7,340)	10,251	1,025
Realized Losses/(Gains) on Inventory Injection Hedges		23	2,464	(672)	4,024
Wholesale Energy Economic Earnings	$	(156)	$157	$16,180	$16,222

Retail Energy Income/(Loss) From Continuing Operations		$10,855	$(2,910)	$4,462	$(2,473)
(Minus)/Plus:
Unrealized Mark-to-Market (Gains)/Losses on Interest Rate Derivatives		(6,665)	4,465	2,132	6,641
Retail Energy Economic Earnings		$4,190	$1,555	$6,594	$4,168

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SJI Earnings – Add 6

Webcast and Conference Call Details
South Jersey Industries’ President and CEO, Edward J. Graham, will host an open conference call and webcast on Thursday, August 5, 2010 at 2:00 p.m. EDT to discuss the company’s second quarter 2010 results and future prospects. To participate in the conference call, dial 1-888-680-0894 approximately 15 minutes ahead of the scheduled time and enter the participant pass code 59051283. To access the webcast, simply visit the South Jersey Industries website at http://www.sjindustries.com, click on Investors and then click on the webcast icon. A recorded version of the webcast will be available at SJI’s website. A rebroadcast of the conference call will also be available by calling 1-888-286-8010 and entering the pass code 54406111. SJI encourages shareholders, media and members of the financial community to listen to the conference call or webcast.

Forward-Looking Statement
This news release contains forward-looking statements. All statements other than statements of historical fact included in this press release should be considered forward-looking statements made in good faith by the Company and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. When used in this press release words such as “anticipate”, “believe”, “expect”, “estimate”, “forecast”, “goal”, “intend”, “objective”, “plan”, “project”, “seek”, “strategy” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the statements. These risks and uncertainties include, but are not limited to, the following: general economic conditions on an international, national, state and local level; weather conditions in our marketing areas; changes in commodity costs; the timing of new projects coming online; changes in the availability of natural gas; “non-routine” or “extraordinary” disruptions in our distribution system; regulatory, legislative and court decisions; competition; the availability and cost of capital; costs and effects of legal proceedings and environmental liabilities; the failure of customers, suppliers or business partners to fulfill their contractual obligations; and changes in business strategies. SJI assumes no duty to update these statements should actual events differ from expectations.

About South Jersey Industries
South Jersey Industries (NYSE: SJI) is an energy services holding company.  A member of the KLD Global Climate 100 Index, SJI offers solutions to global warming through renewable energy, clean technology and efficiency.  South Jersey Gas, one of the fastest growing natural gas utilities in the nation, strongly advocates energy efficiency while safely and reliably delivering natural gas in southern New Jersey. South Jersey Energy Solutions, the parent of SJI’s non-regulated businesses, provides innovative, environmentally friendly energy solutions that help customers control energy costs. South Jersey Energy acquires and markets natural gas and electricity for retail customers and offers energy-related services. Marina Energy develops and operates on-site energy projects.  South Jersey Resources Group provides wholesale commodity marketing and risk management services. South Jersey Energy Service Plus installs, maintains and services residential and commercial heating, air conditioning and water heating systems; services appliances; installs solar systems; provides plumbing services and performs energy audits. For more information about SJI and its subsidiaries, visit http://www.sjindustries.com.
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SOUTH JERSEY INDUSTRIES, INC. AND SUBSIDIARIES
COMPARATIVE EARNINGS STATEMENTS
(In Thousands Except for Per Share Data)
UNAUDITED

	Three Months Ended June 30,			Six Months Ended June 30,
			Increase			Increase
	2010	2009	(Decrease)	2010	2009	(Decrease)
Operating Revenues:
Utility	$61,185	$64,455	$(3,270)	$257,242	$304,564	$(47,322)
Nonutility	90,463	70,028	20,435	223,689	192,095	31,594

Total Operating Revenues	151,648	134,483	17,165	480,931	496,659	(15,728)

Operating Expenses:
Cost of Sales - (Excluding Depreciation)
Utility	23,781	29,526	(5,745)	139,997	192,499	(52,502)
Nonutility	76,666	61,106	15,560	191,694	163,641	28,053
Operations	22,556	22,077	479	46,036	44,990	1,046
Maintenance	2,786	1,706	1,080	5,602	3,861	1,741
Depreciation	8,492	7,629	863	16,734	15,289	1,445
Energy and Other Taxes	1,949	1,667	282	6,821	6,834	(13)

Total Operating Expenses	136,230	123,711	12,519	406,884	427,114	(20,230)

Operating Income	15,418	10,772	4,646	74,047	69,545	4,502

Other Income and Expense	479	(117)	596	1,503	344	1,159
Interest Charges	(5,664)	(4,112)	(1,552)	(10,630)	(9,005)	(1,625)

Income Before Income Taxes	10,233	6,543	3,690	64,920	60,884	4,036

Income Taxes	(265)	(3,056)	2,791	(22,236)	(23,274)	1,038
Equity in (Loss) Earnings of Affiliated Companies	(1,427)	1,502	(2,929)	(2,575)	(933)	(1,642)

Income from Continuing Operations	8,541	4,989	3,552	40,109	36,677	3,432

Loss from Discontinued Operations - (Net of tax benefit)	(101)	(23)	(78)	(130)	(42)	(88)

Net Income	8,440	4,966	3,474	39,979	36,635	3,344

Less: Net Loss (Income) Attributable to Noncontrolling Interest in Subsidiaries	-	42	(42)	-	(24)	24

Net Income - Attributable to South Jersey Industries, Inc. Shareholders	$8,440	$5,008	$3,432	$39,979	$36,611	$3,368

Amounts Attributable to South Jersey Industries, Inc. Shareholders
Income from Continuing Operations	$8,541	$5,031	$3,510	$40,109	$36,653	$3,456
Loss from Discontinued Operations - (Net of tax benefit)	(101)	(23)	(78)	(130)	(42)	(88)

Net Income - Attributable to South Jersey Industries, Inc. Shareholders	$8,440	$5,008	$3,432	$39,979	$36,611	$3,368

Basic Earnings Per Common Share Attributable to South Jersey
Industries, Inc. Shareholders:
Continuing Operations	$0.29	$0.17	$0.12	$1.34	$1.23	$0.11
Discontinued Operations	(0.01)	(0.00)	(0.01)	(0.00)	0.00	(0.00)

Basic Earnings Per Common Share	$0.28	$0.17	$0.11	$1.34	$1.23	$0.11

Average Shares of Common Stock Outstanding - Basic	29,873	29,796	77	29,850	29,774	76

Diluted Earnings Per Common Share Attributable to South Jersey
Industries, Inc. Shareholders:
Continuing Operations	$0.29	$0.17	$0.12	$1.34	$1.23	$0.11
Discontinued Operations	(0.01)	(0.00)	(0.01)	0.00	(0.00)	0.00

Diluted Earnings Per Common Share	$0.28	$0.17	$0.11	$1.34	$1.23	$0.11

Average Shares of Common Stock Outstanding - Diluted	29,975	29,902	73	29,944	29,876	68

FOR IMMEDIATE RELEASE